SUB-ITEM 77H

As of February 29, 2012, the following entity owns 25% or more of the voting securities of MFS Global New Discovery Fund:

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|PERSON/ENTITY                           |PERCENTAGE|
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|MASSACHUSETTS FINANCIAL SERVICES COMPANY|93.49%    |
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